UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2023
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2023, the Board of Directors of Newpark Resources, Inc. (the “Company”), subject to stockholder approval, approved the Newpark Resources, Inc. Second Amended and Restated 2015 Employee Equity Incentive Plan (the “Employee Plan”). The Employee Plan was subsequently approved by the stockholders of the Company on May 18, 2023. The Employee Plan, as amended and restated (i) increases the number of shares of our common stock available for awards under the Employee Plan by 1,200,000 to a total of 16,500,000 shares, with approximately 3,000,000 available for future awards and (ii) incorporates amendments made to the Employee Plan in 2021 and 2022.
The principal features of the Employee Plan are described in detail under “Proposal No. 5 Approval of the Company’s Second Amended and Restated 2015 Employee Equity Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed by the Company with the Securities and Exchange Commission on April 6, 2023 (the “Proxy Statement”). The description of the principal features of the Employee Plan included in the Proxy Statement is incorporated herein by reference.
The foregoing description of the principal features of the Amendment and the Employee Plan is qualified in its entirety by reference to the full text of the Amendment, which is filed as Appendix A to the Proxy Statement.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 18, 2023, the following proposals were submitted to the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders.
1.The election of seven director nominees to our Board of Directors;
2.An advisory vote to approve our named executive officer compensation;
3.An advisory vote on the frequency of holding future advisory votes on named executive officer compensation;
4.The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2023;
5.Approval of the Employee Plan;
6.Approval of the Company’s Amended and Restated 2014 Non-Employee Directors’ Restricted Stock Plan; and
7.Approval of an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan.
The proposals are more fully described in the Company’s Proxy Statement. The following are the final vote results along with a brief description of each proposal.

Proposal 1: Election of Directors: The stockholders of the Company elected each of the following director nominees for a term that will continue until the 2024 Annual Meeting of Stockholders.

Director	For	Against	Abstain/Withheld	Broker Non-Votes
Matthew S. Lanigan	63,039,777	210,113	20,315	12,532,174
Roderick A. Larson	61,194,486	2,055,403	20,316	12,532,174
Michael A. Lewis	61,765,217	1,484,572	20,416	12,532,174
Claudia M. Meer	59,721,747	3,527,992	20,466	12,532,174
John C. Mingé	60,813,862	2,435,977	20,366	12,532,174
Rose M. Robeson	62,619,939	629,879	20,387	12,532,174
Donald W. Young	60,790,188	2,443,391	36,626	12,532,174
Proposal 2: An advisory vote on named executive officer compensation: The stockholders of the Company approved, on a non-binding advisory basis, the compensation of the named executive officers as described in the Company’s Proxy Statement.

For	Against	Abstain/Withheld	Broker Non-Votes
62,733,855	447,797	88,553	12,532,174
Proposal 3: An advisory vote on the frequency of holding future advisory votes on named executive officer compensation: The stockholders of the Company approved, on a non-binding advisory basis, the holding of future advisory votes on named executive officer compensation every year.

One Year	Two Years	Three Years	Abstain
57,617,923	28,199	5,558,601	65,482
Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm: The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.

For	Against	Abstain/Withheld	Broker Non-Votes
74,476,365	1,300,658	25,356	0
Proposal 5: Approval of the Employee Plan: The stockholders of the Company approved the Employee Plan.

For	Against	Abstain/Withheld	Broker Non-Votes
39,053,505	22,957,400	1,259,300	12,532,174
Proposal 6: Approval of our Amended and Restated 2014 Non-Employee Directors’ Restricted Stock Plan: The stockholders of the Company approved the amendment and restatement of our 2014 Non-Employee Directors’ Restricted Stock Plan.

For	Against	Abstain/Withheld	Broker Non-Votes
60,711,540	2,527,163	31,502	12,532,174
Proposal 7: Approval of an amendment to our Amended and Restated Employee Stock Purchase Plan: The stockholders of the Company approved the amendment of our Amended and Restated Employee Stock Purchase Plan.

For	Against	Abstain/Withheld	Broker Non-Votes
62,686,068	520,351	63,786	12,532,174

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	May 18, 2023	By:	/s/ M. Celeste Frugé
M. Celeste Frugé
VP, General Counsel and Corporate Secretary